EXHIBIT 99.1

FOR IMMEDIATE RELEASE


                    CONCURRENT COMPUTER CORPORATION ANNOUNCES
                FIRST QUARTER FISCAL YEAR 2007 FINANCIAL RESULTS


ATLANTA, GEORGIA, OCTOBER 30, 2006 - Concurrent (Nasdaq: CCUR), a worldwide leader of on-demand technology and real-time computing technology, today announced its results for the first quarter of its fiscal year ended June 30, 2007.

Company-wide revenue aggregated $14.8 million compared to $15.9 million in the fourth quarter of fiscal 2006, a decrease of 7%. Revenue from Concurrent's on-demand product line totaled $8.0 million for the first quarter of fiscal 2007 compared to $8.9 million in the fourth quarter of fiscal 2006, a decrease of 10%. Revenue from the company's real-time product line totaled $6.8 million for the first quarter of fiscal 2007 compared to $7.0 million in the fourth quarter of fiscal 2006, a decrease of 3%.

The net loss for the first quarter of fiscal 2007 was $4.9 million, or a loss of $0.07 per fully diluted share, compared to a net loss of $4.5 million, or a loss of $0.06 per fully diluted share, in the fourth quarter of fiscal 2006. Consolidated gross margins for the first quarter of fiscal 2007 were 47% compared to 45% in the fourth quarter of fiscal 2006.

"Although I am not pleased with these results, they are as we expected. We are in a period of major transition in both of our product lines as we migrate customers to the next generation of VOD architecture, the Media Hawk 4500, and move the real-time business to a software centric model, in part, through our partnership with Novell," said Gary Trimm, Concurrent president and chief executive officer. He continued, "I am encouraged by the outlook for sales of our real-time operating system software products and the success of our Everstream subsidiary. Additionally, I believe our Media Hawk 4500 video server system, which we will begin shipping in our second quarter, will outperform our competition. We believe this architecture will set a new performance standard in the industry."

Concurrent Computer Corporation will hold a conference call to discuss these results on Monday, October 30, 2006 at 5:00 p.m. E.D.T., which will be broadcast live over the Internet on the company's web page at www.ccur.com, Investor
                                                          ------------
Relations page.

For More Information Contact:
-----------------------------
Concurrent - Kirk Somers - Investor Relations & General Counsel - (678) 258-4000

ABOUT CONCURRENT
Concurrent (NASDAQ: CCUR) is a leading provider of high-performance, real-time Linux software and solutions for commercial and government markets. For 40 years Concurrent's best-of-breed products have enabled a range of time-critical solutions including: modeling and simulation, high speed data acquisition, visual imaging, low latency transaction processing and on-demand television. Concurrent's on-demand television applications are utilized by major service providers in the cable and IPTV industries to deliver video-on-demand (VOD) and, through subsidiary company Everstream, provide performance measurement systems for interactive media. Concurrent is a global company with regional offices in North America, Europe, Asia and Australia, and has products actively deployed in more than 24 countries. Concurrent's products and services are recognized for being uniquely flexible, comprehensive, robust and reliable. For more information, please visit www.ccur.com.
                             ------------

Certain statements made or incorporated by reference in this release may constitute "forward-looking statements" within the meaning of the federal securities laws. Statements regarding future events and developments and our future performance, as well as our expectations, beliefs, plans, estimates, or projections relating to the future, are forward-looking statements within the meaning of these laws. Examples of forward looking statements in this press release include, without limitation, our expectation with regard to our software only sales of our real-time operating system products, our partnership with Novell, the potential for Everstream products and our outlook for the release of our Media Hawk 4500 software platform. All forward-looking statements are subject to certain risks and uncertainties that could cause actual events to differ materially from those projected.

The risks and uncertainties which could affect our financial condition or results of operations include, without limitation: our ability to keep our customers satisfied; availability of video-on-demand content; delays or cancellations of customer orders; changes in product demand; economic conditions; various inventory risks due to changes in market conditions; uncertainties relating to the development and ownership of intellectual property; uncertainties relating to our ability and the ability of other companies to enforce their intellectual property rights; the pricing and availability of equipment, materials and inventories; the concentration of our customers; failure to effectively manage change; delays in testing and introductions of new products; rapid technology changes; system errors or failures; reliance on a limited number of suppliers; uncertainties associated with international business activities, including foreign regulations, trade controls, taxes, and currency fluctuations; the highly competitive environment in which we operate and predatory pricing pressures; failure to effectively service the installed base; the

For More Information Contact:
-----------------------------
Concurrent - Kirk Somers - Investor Relations & General Counsel - (678) 258-4000 entry of new well-capitalized competitors into our markets; the success of new on-demand and real-time products; the availability of Linux software in light of issues raised by SCO Group; capital spending patterns by a limited customer base; privacy issues regarding data collection; the success of our relationship with Novell; the availability of debt or equity financing to support our liquidity needs if cash flow does not improve; and contractual obligations that could impact revenue recognition.

Other important risk factors are discussed in our Form 10-K filed with the Securities and Exchange Commission on Sept. 1, 2006 and may be discussed in subsequent filings with the SEC. The risk factors discussed in such Form 10-K under the heading "Risk Factors" are specifically incorporated by reference in this press release. Our forward-looking statements are based on current expectations and speak only as of the date of such statements. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information, or otherwise.

Concurrent Computer Corporation, its logo and Everstream and it's logo are registered trademarks of Concurrent Computer Corporation. All other Concurrent product names are trademarks of Concurrent while all other product names are trademarks or registered trademarks of their respective owners. Linux(R) is used pursuant to a sublicense from the Linux Mark Institute.

#  #  #

Note to Editors: For additional company or product information from Concurrent, please contact Concurrent, 4375 River Green Parkway, Suite 100, Duluth, GA
30096. Call toll free in the U.S. and Canada at (877) 978-7363, fax (678) 258-4199. Readers can also access information through the company's Web site at www.ccur.com.




For More Information Contact:
-----------------------------
Concurrent - Kirk Somers - Investor Relations & General Counsel - (678) 258-4000

                         CONCURRENT COMPUTER CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                       (IN THOUSANDS EXCEPT PER SHARE DATA)


                                               THREE MONTHS ENDED SEPTEMBER 30,
                                             ------------------------------------
                                                   2006               2005
                                                (Unaudited)        (Unaudited)
                                             -----------------  -----------------
Revenues:
  Product                                    $          9,332   $         10,943
  Service                                               5,449              5,264
                                             -----------------  -----------------
      Total revenues                                   14,781             16,207

Cost of sales:
  Product                                               5,188              5,368
  Service                                               2,639              2,745
                                             -----------------  -----------------
      Total cost of sales                               7,827              8,113
                                             -----------------  -----------------

Gross margin                                            6,954              8,094

Operating expenses:
  Sales and marketing                                   4,313              4,128
  Research and development                              4,652              4,338
  General and administrative                            2,743              2,523
                                             -----------------  -----------------
      Total operating expenses                         11,708             10,989
                                             -----------------  -----------------

Operating loss                                         (4,754)            (2,895)

Other income                                              120                759
                                             -----------------  -----------------
Loss before income taxes                               (4,634)            (2,136)

Provision for income taxes                                218                 47
                                             -----------------  -----------------
Net loss                                     $         (4,852)  $         (2,183)
                                             =================  =================
Basic net loss per share                     $          (0.07)  $          (0.03)
                                             =================  =================
Diluted net loss per share                   $          (0.07)  $          (0.03)
                                             =================  =================
Basic weighted average shares outstanding              71,535             62,770
                                             =================  =================
Diluted weighted average shares outstanding            71,535             62,770
                                             =================  =================

                         CONCURRENT COMPUTER CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                 SEPTEMBER 30      JUNE 30,
                                                     2006            2006
                                                 (UNAUDITED)
                                                --------------  --------------
ASSETS
  Cash and cash equivalents                     $      10,342   $      14,423
  Trade accounts receivable, net                       14,360          15,111
  Inventories, net                                      6,146           6,164
  Prepaid expenses and other current assets             2,075           1,578
                                                --------------  --------------
    Total current assets                               32,923          37,276

  Property, plant and equipment, net                    5,533           6,015
  Intangible assets, net                                8,514           8,787
  Goodwill                                             15,560          15,560
  Other long-term assets, net                             974           1,120
                                                --------------  --------------
Total assets                                    $      63,504   $      68,758
                                                ==============  ==============

LIABILITIES
  Accounts payable and accrued expenses         $      11,601   $      11,581
  Notes payable to bank, current portion                1,055           1,034
  Short term note payable                                 487               -
  Deferred revenue                                      6,701           7,277
                                                --------------  --------------
    Total current liabilities                          19,844          19,892

  Long-term deferred revenue                            1,393           1,602
  Notes payable to bank, less current portion             278             549
  Other long-term liabilities                           2,933           2,941

STOCKHOLDERS' EQUITY
  Common stock                                            716             716
  Additional paid-in capital                          189,588         189,409
  Retained earnings (deficit)                        (150,652)       (145,800)
  Treasury stock                                           (6)            (13)
  Accumulated other comprehensive loss                   (590)           (538)
                                                --------------  --------------
    Total stockholders' equity                         39,056          43,774
                                                --------------  --------------

Total liabilities and stockholders' equity      $      63,504   $      68,758
                                                ==============  ==============